Sale and Purchase Contract of the capital shares of -Mustafa and Kamal Ashraf Trading Company (Jordan) for the manufacture of ready-made garments LLC

This contract has been entered on 24/-June /2021 by and between each of:

1.First Party: Jerash garment and fashions manufacturing co ltd (hereinafter referred by "purchaser");authorized to sign on its behalf by Head of Jordan Operations Mr. Eric Tang

Second Party: 1- Mustafa and Kamal Ashraf Trading Company (Jordan) for the manufacture of ready-made garments LLC. authorized to sign on its behalf Imran Haroon (hereinafter referred by seller)

Recitals:

Whereas the seller own one hundred thousand Nominal shares which represent the whole cash shares in the capital of Mustafa and Kamal Ashraf Trading Company (Jordan) for the manufacture of ready-made garments LLC

And whereas the (first party – purchaser) showed his desire to purchase and acquire all the shares of the capital of the said company taking into consideration that the base and essence of the business activity of the company is manufacturing of garments; and therefore he decided to purchase and acquire of the same based on the fact that the company is existing and has obtained all official approvals and licenses and performs its activities according to the provisions of the effective Companies Law and legislations;

Now, therefore the abovementioned parties, whilst in their complete competency for act and contracting legally, have agreed as follows:

Article (1) Complementary Provision:

The above recitals and all annexes, schedules and attached documents are considered an integral part herein and are explanatory here with.

Article (2): the following expressions and phrases included in this contract will have the meanings assigned to it, unless the context requires other meaning:

(a) Contract: means this deed related to the sale contract of the whole shares in the capital of Mustafa and Kamal Ashraf Trading Company (Jordan) for the manufacture of ready-made garments LLC Manufacturing ltd., which are (one hundred thousand share) to Jerash garment and fashions manufacturing Ltd. (first party – purchaser) along with all annexes, schedules and documents attached herewith.

(b) Company: means Mustafa and Kamal Ashraf Trading Company (Jordan) for the manufacture of ready-made clothes LLC. It is registered with the Companies Control Department under the number (7704) and bears the national number of the facility (200009711) on 01/23/2003.

(c) Shares: means the cash shares in the company capital total of which is (100,000) one hundred thousand cash share represent

عقد بيع وشراء حصص رأس مال شركة مصطفى وكمال اشرف للتجارة (الأردن) لصناعة الألبسة الجاهزة ذ م م

ابرم هذا العقد بتاريخ : 24/حزيران/2021 فيما بين كل من:-

الطرف الأول:- شركة جرش لصناعه الملابس والازياء ويشار إليه في هذا العقد ب (المشتري) مفوضاً بالتوقيع عنها مدير العمليات في الأردن السيد ايرك تانج

الطرف الثاني:- شركة مصطفى وكمال اشرف للتجارة (الأردن) لصناعة الألبسة الجاهزة ذ م م مفوضًا بالتوقيع عنها عمران هارون ويشار اليه في هذا العقد بالبائع .

التمهيد:

حيث إن (البائع) يملك (مائة ألف حصة) نقدية وهي تشكل كامل الحصص الأسمية في رأس مال شركة مصطفى وكمال اشرف للتجارة (الأردن) لصناعة الألبسة الجاهزة ذ م م وحيث أن (الطرف الأول- المشتري) قد أبدى رغبته في شراء وتملك كامل الحصص الي تمثل رأس المال في الشركة المذكورة واضعًا في الاعتبار أن أساس وجوهر النشاط التجاري للشركة هو صناعة الألبسة الجاهزة وأنه بالتالي قد قرر الشراء والتملك على أساس أن الشركة قائمة وحاصلة على الموافقات الرسمية ولتراخيص وتزاول نشاطها وفق أحكام قانون الشركات والتشريعات السارية فقد تم الاتفاق والتراضي فيما بين (الأطراف) المذكورين وهم بكامل أهليهم للتصرف والتعاقد قانوناً على النحو التالي:

المادة (1) النص التكميلي: يعتبر التمهيد الوارد أعلاه وكافة الملاحق والجداول والمستندات المرفقة جزءًا لا يتجزأ ومكملاً ومفسرًا لهذا العقد.

المادة (2): يكون للعبارات والمصطلحات التالية والواردة في هذا العقد المعاني الخاصة الموضحة أمام كل منها ما لم يقتضي السياق معنىً آخر:

شركة مصطفى وكمال اشرف للتجارة (الأردن) لصناعة الألبسة الجاهزة ذ م م الشركة ويقصد بها ويقصد بها شركة مصطفى وكمال اشرف للتجارة (الأردن) لصناعة الألبسة الجاهزة ذ م م مسجلة لدى دائرة مراقبة الشركات تحت الرقم (٧٧٠٤) وتحمل الرقم الوطني للمنشأة (٢٠٠٠٠٩٧١١)

(أ) الحصص" ويقصد بها الحصص النقدية في رأس مال الشركة وعددها (10000) مائة ألف حصة نقدية تمثل 100% من رأس مال الشركة.

(ب) إتمام البيع" يقصد به توقيع الأطراف أمام الجهة المعنية و المختصة بما يفيد انتقال ملكية جميع حصص رأس المال في الشركة بصفة قاطعة ونهائية لصالح (الطرف الأول- المشتري) وكذلك قيام (الطرف الأول - المشتري) بدفع ثمن البيع المتفق عليه بين طرفي التعاقد.

100% of the company capital.

(d) Sale Conclusion: means the parties signing the required documentations before the concerned and pertinent authorities for title conveyance of all shares in the company capital conclusively and finally to the account of (first party – purchaser) as well as the (first party – purchaser) has paid the sale price as agreed upon between the parties to this contract.

Article (3): Shares Total Price:

It has been agreed upon that the initial shares total price is a sum of Two million eight hundred thousand US American Dollars which represent the whole and total consideration of 100% of the sales shares and company assets and as comprehensive and final settlement between the (first party – purchaser) from one side and (seller) from the other side concerning the subject matter of this contract.

Articles (4): Partners (sellers) equity and payment of the sale price:

Whereas the value of the company partners' equity which is represented in the capital and partners' current account as well as the price of all shares owned by the (sellers) in the company, has been initially determined on the light of the current evaluation by mutual agreement of the two parties With a total amount of two million eight hundred thousand US dollars, the (parties) have agreed that the price will be paid immediately at making the assignment to the Companies Control Department in favor of the buyer, including the company with all its contents, equipment, housing, and the factory.

Article (5): Making the final accounting report

It has agreed upon that the legal accounts auditor for The second party (the seller) will prepare and make the final accounting report - Financial statements as in the year 2020/2021 according to the accounting principles and evaluation rules of stocks inventory and commercial civil accounts provided that such report will be ready Before the date of concluding the sale. This report is considered an evidence on the parties (sellers and purchaser) in this regard and based on it the financial position.

Article (6): Sale Conclusion Date

It is agreed that the sale will be completed when (the seller) signs the transfer of ownership of the shares and the bonds transferring the shares, taking into account the fulfillment of the remaining conditions of the contract, so that the ownership of the sold shares is transferred completely and permanently in favor of (the first party - the buyer) on August 1, 2021. And All the partners in the second party, as the owners of the shares, undertake to sign the bonds of assignment of shares at the Companies Control Department.

Article (7): Sale Documents:

It has agreed upon that the sellers and/or the company, as the case, would prepare the documents and undertake the following actions and procedures on/or prior the date 1/8/2021 of sale conclusion and deliver it to the purchaser:

a. Company registration certificate.
b. Articles of incorporation and articles of association.
c. Certificate issued by the companies controller for the amendments made on the company.
d. Copies of meeting minutes of the board of directors and

المادة (3) إجمالي ثمن الحصص: من المتفق عليه أن إجمالي ثمن البيع المبدئي مبلغاً وقدره مليونين وثمانمائة الف دولار أمريكي، ويمثل هذا المبلغ المقابل الكلي نظير 100% من الحصص المباعة وأصول الشركة وكتسوية شاملة ونهائية فيما بين (الطرف الأول - المشتري) من جهة و(البائعين) من جهة أخرى فيما يتعلق بمحل هذا العقد.

المادة (4) حقوق الشركاء "البائعين" ودفع ثمن البيع: حيث أن قيمة حقوق الشركاء في الشركة والمتمثلة في رأسمال ورصيد الحساب الجاري للشركاء وكذلك ثمن كامل الحصص التي يمتلكها (البائعون) في الشركة قد تحددت مبدئيًا في ضوء التقييم الجاري باتفاق الطرفين بمبلغ إجمالي قدره مليونين وثمانمائة الف دولار أمريكي فقد اتفق (الأطراف) على أن يتم سداد الثمن مباشرة عند إجراء التنازل لدى دائرة مراقبة الشركات لصالح المشتري متضمنا ذلك الشركة بكامل محتوياتها ومعداتها والسكن والمصنع.

المادة (5) إعداد التقرير المحاسبي النهائي: 1- من المتفق عليه أن يقوم مدقق الحسابات القانوني للطرف الثاني (البائعين) بإعداد وإصدار التقرير المحاسبي النهائي عن البيانات المالية كما في العام 2020/ 2021 وفقًا للأصول المحاسبية وقواعد تقييم المخزون السلعي والحسابات المدنية التجارية على أن يتم الانتهاء من إعداد هذا التقرير قبل إتمام البيع، ويعد هذا التقرير حجة على (الأطراف) (البائعين والمشتري) في هذا الخصوص ويتم على أساسه الوقوف على المركز المالي للشركة.

المادة (6): تاريخ إتمام البيع: من المتفق عليه أن يتم إتمام البيع عند توقيع (البائع) على نقل ملكية الحصص وسندات تحويل الحصص مع مراعاة استيفاء باقي شروط العقد بحيث تنتقل ملكية الحصص المباعة بصفة باتة ونهائية لصالح (الطرف الأول - المشتري) بتاريخ 1/أب/2021 ويتعهد كامل الشركاء في الفريق الثاني بصفتهم مالكي الحصص بالتوقيع على سندات التنازل عن الحصص.

المادة (7) مستندات البيع: من المتفق عليه أن يقوم (البائعان) و/أو الشركة بحسب الأحوال بإعداد المستندات واتخاذ الإجراءات التالية في/ أو قبل تاريخ إتمام البيع في 1/آب / 2021وتسليمها للمشتري:

(أ) شهادة تسجيل الشركة.
(ب) عقد التأسيس والنظام الأساسي
(ت) شهادة صادرة عن مراقبة الشركات بالتعديلات التي أجريت على الشركة.
(ث) نسخ محاضر اجتماع هيئة المديرين والهيئة العامة
(ج) براءة ذمة صادرة عن دائرة ضريبة الدخل والمبيعات.
(ح) براءة ذمة صادرة عن المؤسسة العامة للضمان الاجتماعي.
(خ) كشف حساب يبين موقف الشركة المصرفي من البنوك العاملة .
(د) دفاتر الشيكات المستلمة والغير مستخدمة

general assembly.

e. Clearance certificate issued from the income and sale tax department.

f. Clearance certificate issued from the social security corporation.

g. Account statement showing the company banking position from the operating banks.

h. Cheques, booklets received and not used.

i. Records of the workers and employees.

j. Clearance certificate from the competent municipalities, Amman municipality, industrial cities corporations, free zones and qualified industrial zones.

k. Any necessary notices or approval (if exist) from the loaning banks to the company or its lesser or any other party contracting with the company.

l. the financial position and the annual Balance sheet for the years 2019 and 2021 certified by ministry of industry and trade ,

Article (8): Declarations, undertaking and guarantees of the contract parties:

The (first party – purchaser) is completely liable and responsible concerning the obligations initiating from this contract and enjoys all the powers and authorities required for entering into this contract as well as is committed and obliged to pay the sale price to the sellers according to the payment terms provided herein.

The (first party – purchaser) viewed the company articles of incorporation certified by the companies control department where the (first party – purchaser) assumes that all the procedures have been performed legally in the right manner at the competent official authorities and the sellers undertake to guarantee and warrant its correction and legality.

The sellers declare and undertake to the (first party – purchaser) of the following:

(a)The company is existing and organized legally and in the right manner as limited liability company at the companies control department, assumes its business activities, owns all its assets according to the regulations effective in the Hashemite Kingdom of Jordan where a current extract from the commercial registration of the company and its branches and a copy of the articles of incorporations with all further amendments thereof are presented herewith.

(b)The total capital of the company is (100,000) one hundred thousand Dinars divided into (100,000) one hundred thousand cash shares at par value of one Dinar per each share, there are no in-kind shares, all the shares have been issued in the right manner without the existence of any recall suspended on it, all the values of the shares has been paid, are legally owned by the sellers and there are no obligations or contract in which the company or sellers are party in and which might requires amending the company capital or imposes restrictions on the shares title conveyance.

(c)The sellers guarantee and warrant that there are no restrictions, rights or obligations limiting the company from ownership and benefiting from its capital and fixed assets. Also, there are no existing or threatened claims, disputes, lawsuits, judicial, semi judicial or administrative actions or arbitration procedures filed by

(ذ) القيود المتعلقة بالعاملين والموظفين.

(ر) براءة ذمة من البلديات المختصة وامانة عمان ومؤسسة المدن الصناعية والمناطق الحرة والمناطق الصناعية المؤهلة.

(ز) إن وجدت أية اخطارات أو موافقات تكون لازمة من البنوك المقرضة للشركة أو المؤجرين لها أو أي طرف آخر يكون متعاقدًا مع الشركة<

(س) المركز المالي والميزانية السنوية لاخر سنتين.

<u>المادة (8) : اقرارات وتعهدات وضمانات طرفي العاقد:</u> (الطرف الأول - المشتري) مسؤولة مسؤولية تامة لجهة تحمل جميع الالتزامات الناشئة عن هذا العقد ويتمتع بكامل الصلاحيات اللازمة لإبرام هذا العقد ويلتزم بدفع ثمن البيع إلى (البائعين) وفق الكيفية المنصوص عليها بموجب أحكام هذا العقد.

اطلع (الطرف الأول - المشتري) على عقد تأسيس الشركة المثبت أمام دائرة مراقبة الشركات ويفترض (الطرف الأول - المشتري) أن كافة الإجراءات تمت بالشكل القانوني الصحيح لدى الجهات الرسمية المختصة ويتعهد (البائعان) بضمان صحتها ومشروعيتها.

يقر ويتعهد ويضمن (البائع) لـ (الطرف الأول – المشتري) الآتي:

(أ) إن الشركة قائمة ومنظمة على الوجه القانوني الصحيح كشركة ذات مسؤولية محدودة في دائرة مراقبة الشركات وأنها تباشر نشاطها التجاري وتملك كافة أصولها وفقًا للأنظمة السارية في _المملكة الأردنية الهاشمية, ويقدم مستخرج حديث عن السجل التجاري للشركة وفروعها ونسخة من عقد تأسيس الشركة وكل التعديلات اللاحقة.

(ب) إن إجمالي رأس مال الشركة حاليًا هو (100000) مائة ألف ديناراً مقسم إلى (100000) مائة ألف حصة نقدية تبلغ قيمة كل حصة نقدية (دينار واحد) وإنه لا توجد أي حصص عينية، كما أن جميع الحصص قد تم إصدارها بطريقة صحيحة من دون وجود أي حقوق استرداد معلقة عليها وأن كامل الحصص قد تم دفع قيمتها بالكامل وهي مملوكة لـ (البائعين) ملكية قانونية وأنه لا توجد التزامات أو عقود تكون الشركة أو (البائعان) طرفًا فيها والتي قد تتطلب تعديل رأس مال الشركة أو تقرر قيودًا على نقل ملكية الحصص.

(ج) يضمن (البائع) أنه لا توجد أي قيود أو حقوق أو التزامات أخرى تحد من ملكية وانتفاع الشركة برأسمالها وأصولها الثابتة، كما أنه لا توجد مطالبات أو منازعات أو دعاوى أو إجراءات قضائية أو شبه قضائية أو إدارية أو إجراءات تحكيم مقامة من أو ضد الشركة أو على حد علم (البائعين) مهدد بها ضد الشركة ، كما أنه لم يصدر أي حكم أو قرار أو أمر من أي جهة قضائية أو شبه قضائية أو إدارية أو هيئة تحكيم يؤدي إلى منعها من اتخاذ أي تصرف من أي نوع أو تقيد حقها في ممارسة نشاطها التجاري.

(د) إن المعلومات والبيانات المالية التي اطلع عليها (الطرف الأول - المشتري) أو التي سيُزود بها لاحقًا مستمدة من الدفاتر والسجلات الداخلية للشركة وإن تلك

or against the company, according to the knowledge of the sellers. Moreover, no court award, judgment or order has been issued from any judicial, semi judicial, administrative or arbitration entity leading to preventing the company from undertaking any act of any type or limits its rights in practicing its business activity, The seller is responsible for compensating for any damages or losses that may be incurred by the buyer if it is found that he provided incorrect, accurate and compatible information with the data he provided to the buyer.

(d)The financial information and data which the (first party – purchaser) has got access to or which he would provided with later, are taken from the interior books and records of the company, such books and records were made and maintained according to the accounting principles, and the (first party – purchaser) or his legal accountant will be handed the company financial statements for the year ended on 2021/ 2020 which contain the balance sheet, profits and losses account which are audited by accounts auditor.

(e)The commercial civil accounts are systemically due to the company and the supporting documents are available.

(f)Copies of all loans contracts and credit facilities if any granted to the company or which have been granted by the company to third party and are drafted according to the legitimate and civil principles and the rights established in it still exist.

(g)There are no obligations which have not been disclosed except those provided in this contract and attached annexes and schedules. So, there are no debts, obligations or liabilities on the company which have not been disclosed out.

(h)The company has fulfilled its special obligations toward the official entities concerning taxes which are required to be deducted from the source, social security contributions for its employees.

(j)The company has in its name all the necessary licenses according to the applicable regulations for the purpose of undertaking its licensed business activity and to operate its business stores and all such licenses are valid and renewable within the scope of ordinary practice of activity; and that the company is practicing its activity according to the company articles of incorporation and the regulations and license granted to it and that the company has not received any notice of breaching any order, regulation, instructions or license and that there are no fact or communications with any official entities because of breaking the law and which has not been disclosed out, and There will be a separate letter of indemnity that Party B needs to sign before the transfer of shares occurred if there is any unsolved or un cleared issues arising from any government or private entities.

(k) All claims, disputes, lawsuits and judicial procedures filed by or against the company before the official transfer of shares are the responsibility of the sellers, and they bear all legal and financial responsibilities resulting from the results of the judgments, including litigation expenses and attorneys' fees..

(l) The sellers should allow the (first party – purchaser)

الدفاتر والسجلات تم إعدادها ومسكها وفقًا للأصول المحاسبية وسوف يُسلِّم (الطرف الأول – المشتري) أو محاسبه القانوني البيانات المالية للشركة عن السنة المنتهية في 2020/ 2021 وهي تشتمل على الميزانية وحساب الأرباح والخسائر المدققة بمعرفة مدققي الحسابات والبائع مسؤول بالتعويض عن أية اضرار أو خسائر قد تلحق بالمشتري في حال تبين أنه قدم معلومات غير صحيحة ودقيقة ومتوافقة مع البيانات التي قدمها للمشتري .

(هـ) إن دفاتر وسجلات الشركة ومحاضر اجتماعات المديرين والشركاء والهيئة العامة تم مسكها طبقًا لعقد تأسيس الشركة والأنظمة الأخرى ذات الصلة وإنها حاليًا في حوزة الشركة وستكون في حوزتها عند إتمام البيع كما أن (البائعين) على استعداد لتقديمها واطلاع (الطرف الأول - المشتري) عليها أو من يفوضه في ذلك.

(و) إن الحسابات المدنية التجارية مستحقة نظامًا للشركة ويوجد مستندات ثبوتية بها.

(ز) صور عن كافة عقود القروض والتسهيلات الائتمانية الممنوحة للشركة أو التي منحتها الشركة للغير وهي محررة وفقًا للأصول الشرعية والنظامية ومازالت الحقوق المثبتة بها قائمة.

(ح) عدم وجود التزامات لم يتم الإفصاح عنها فيما عدا ما هو مبين في هذا العقد والملاحق والجداول المرفقة به فلا توجد أية ديون أو التزامات أو مسؤوليات على الشركة لم يتم الإفصاح عنها.

(ط) إن الشركة قد قامت بالوفاء قبل الجهات الرسمية بالتزاماتها الخاصة بالضرائب المطلوب حسمها واشتراكات الضمان الاجتماعي للعاملين.

(ي) إن الشركة لديها وباسمها كافة التراخيص اللازمة وفقًا للأنظمة سارية المفعول للقيام بنشاطها التجاري المرخص به ولتشغيل المحلات الخاصة بها وجميع التراخيص المشار إليها سارية وقابلة للتجديد في نطاق الممارسة العادية للنشاط وتقوم الشركة بممارسة نشاطها وفقًا لعقد تأسيس الشركة والأنظمة والتراخيص الممنوحة لها ولم تتسلم الشركة أي إخطار بمخالفتها لأي نظام أو لائحة أو تعليمات أو ترخيص وليس هناك أي واقعة أو مخاطبات مع أية جهة رسمية بسبب مخالفة للقانون لم يتم التصريح عنها.

(ك) جميع المطالبات والمنازعات والدعاوى والإجراءات قضائية المقامة من أو ضد الشركة والتي كان المسبب فيها اولها البائع خلال فترة مليكتة للشركة فانه تكون على مسؤولية البائعين ويتحملون كافة المسؤوليات القانونية والمالية المترتبة على نتائج الاحكام بما في ذلك مصاريف التقاضي و اتعاب المحامين .

(ل) يترتب على البائعين السماح لممثلي (الطرف الأول - المشتري) ومحاميه ومحاسبيه ومستشاريه بالاطلاع خلال أوقات عمل الشركة الرسمية على الدفاتر والسجلات والمستندات والبيانات المالية المتعلقة بالشركة ودخول وفحص مقار

representatives, attorneys, accountants and advisors to get access, within the company official working hours, to the books, records, documents and financial statement of the company and to enter into and inspect the company and its branches offices, to make inventory on its warehouses and stocks and to get the necessary information from the company employees, managers, accounts auditors and legal advisors for the purpose of making accounting and legal auditing.

<u>Article (9): Contract termination</u>
This contract is automatically terminated without the need for excuse, judicial award, administrative order or arbitration awards in the following events:

a. If the sale and the signing of the shares assignment bonds as required by the official assignment procedures and its evidence on the date of completion of the sale stipulated in Article (6) of the contract or the date agreed upon by (the parties) in writing.
b. Also, if the buyer fails to pay the full price on the specified dates or fails to implement any of his obligations under this agreement.

<u>Article (10): Expenses, Fees and Charges</u>
Each party would assume his own expenses which incurred by him for making and concluding this contract, including without limitation, fees of the legal, financial advisors, accountants and auditors, unless otherwise is agreed upon herein.

<u>Article (11): Whole Agreement</u>
This contract constitutes the whole agreement between the parties, cancels and replaces any former written or oral agreements or communications between its parties for the same subject matter.

<u>Article (12): Notices</u>
All notices related to this contract are considered true and productive of its effects is are written and delivered in hand against signature proving the receipt or sent by registered mail, courier, fax or email to the other party at the following address:

a.The (first party – purchaser): AL-Tajamouat Industrial Estate – Sahab ,Building F

b.The Sellers AL-Tajamouat Industrial Estate –Sahab ,Building (.....)

Article (13): Applicable Law and Jurisdiction: This contract, in its interpretation and application, is subject to the laws, regulations and regulations in force in the Hashemite Kingdom of Jordan, and the Amman Central Court of First Instance is competent to consider any disputes regarding the implementation and interpretation of the terms of the contract.

Article (14): It was agreed that the first party would pay an amount of Payment of;-

1- USD100,000 on signing of the Letter of Intent (already done(

2- USD500,000 in cheque and USD200,000 in cash on signing of this

الشركة وفروعها وجرد مخازنها وبضائعها والحصول على المعلومات اللازمة من موظفي الشركة ومديريها ومدققي حساباتها ومستشاريها القانونيين من أجل إجراء تدقيق محاسبي وقانوني، وسيكون هناك خطاب تعويض منفصل يحتاج الطرف الثاني إلى التوقيع عليه قبل حدوث نقل الأسهم إذا كانت هناك أية مشكلات لم يتم حلها أو لم يتم تسويتها ناشئة عن أي كيانات حكومية أو خاصة ".

<u>المادة (9): فسخ العقد:</u> يفسخ هذا العقد تلقائيًا ودون حاجة إلى إعذار أو إنذار أو حكم قضائي أو قرار إداري أو من هيئة تحكيم في أي من الحالات التالية:

أ. إذا لم يتم البيع والتوقيع على سندات التنازل عن الحصص كما تتطلبه إجراءات التنازل الرسمية وإثباته في تاريخ إتمام البيع المنصوص عليه في المادة (6) من العقد أو التاريخ الذي يتفق عليه (الأطراف) خطيًا.

ب. كذلك في حال تخلف المشتري عن تأدية كامل الثمن في المواعيد المحددة او تخلفه عن تنفيذ أي من التزاماته بموجب هذه الاتفاقية

<u>المادة (10) المصروفات والرسوم والنفقات:</u> ما لم ينص على غير ذلك في هذا العقد فيتحمل كل طرف المصروفات التي تخصه والتي يكون قد تكبدها لإعداد العقد وإبرامه ويشمل ذلك دون حصر أتعاب المستشارين القانونيين والماليين والمحاسبين ومدققي الحسابات.

<u>المادة (11) كامل الاتفاق:</u> يشكل هذا العقد كامل ما تم الاتفاق عليه بين (الأطراف) ويلغي ويحل محل أية اتفاقات أو مراسلات خطية او شفهية سابقة فيما بين أطر افه عن ذات الموضوع.

المادة (12) الاخطارات: تعتبر جميع الإخطارات المتعلقة بهذا العقد صحيحة ومنتجة لاثارها إذا كانت خطية ومسلمة باليد مقابل التوقيع بما يفيد الاستلام أو مرسلة بالبريد المسجل بعلم الوصول أو بالبريد السريع أو بالفاكس أو بالبريد الإلكتروني إلى الطرف الاخر على العناوين التالية:

أ. بالنسبة لـ (الطرف الأول - المشتري): التجمعات الصناعية سحاب مبنى (f)

ب. بالنسبة لـ (البائعين):- التجمعات الصناعية سحاب مبنى (...........)

المادة (13) القانون الواجب التطبيق والاختصاص القضائي : يخضع هذا العقد في تفسيره وتطبيقه للقوانين ولأنظمة واللوائح السارية في المملكة الأردنية الهاشمية وتختص محكمة بداية عمان المركزية للنظر في اية منازعات بخصوص تنفيذ وتفسير بنود العقد.

المادة (14):- تم الاتفاق على أن يدفع الفريق الأول:-

agreement

3- US800,000 on the date of signing the transfer of the shares.

4. Balance of USD 1.2 Million to be paid to the 2nd Party after the transfer of shares is completed and as per the method advised by the 2nd Party later .

once the second party receives the USD700,000, the sale and purchase agreement is duly valid while awaiting the completion of the procedures, and if the second party fails to continue to move forward to complete the procedures, it will return the received amounts in full and pay the first party a compensation of USD700,000 ..

Article (15); 1- It is known for both parties that the second party has a bank guarantee for Ministry of labor for the company workers with the amount of 75000 JOD , the first party will keep this bank guarantee and will pay the amount of 75000 JOD to the second party 2- It is known for both parties that second party has a bank guarantee with the amount of JD90,000 made for the Jordan customs, the first party is not welling to keep this bank guarantee , so the 2nd Party agreed to take care of all the outstanding import and export declarations and to do what is needful to clear the bank guarantee , the 2nd Party will apply for reimbursement from the customs and refund the 1st Party. In case there is any penalty arises from the late submission of declarations for clearance for both import and export or incase there is any type of penalty for any reason on this bank guarantee or on the declarations that belong to this guarantee it will be the responsibility of the 1st Party. In addition, the 1st Party agreed to clear the bank guarantee As soon as possible within Two year from the signing of this agreement. In case the second party couldn't finalize this bank guarantee for any reason then all the financial requests being decided by the customs will be paid by the second party .

Article (16):- The two parties agreed to freeze the current bank account held in the Housing Bank for a period of 4 months from August 1 to November 30, 2021 pending returns belonging to the second party, and when these returns are transferred to this account, the account will be activated and the second party will be authorized to withdraw and transfer these Amounts for his own account

1- 100,000 دولار امريكي (مئة الف دولار امريكي) عند توقيع مذكرة تفاهم البيع ، وقد تم دفعها مسبقا .

2- شيك بقيمة 500,000 دولار امريكي (خمسمائة الف دولار امريكي) و200,000 دولار امريكي (مئتان الف دولار امريكي)نقدا عند توقيع هذه الاتفاقية.

3- 800,000 دولار امريكي (ثمانمائة الف دولار امريكي) عند التوقيع على نقل الحصص .

4- باقي المبلغ وهو 1,200,000 دولار امريكي (مليون ومئتان الف دولار امريكي) عند نقل الحصص كاملة للطرف الثاني ،ويكون الدفع بالطريقة التي يرغب بها الطرف الثاني.

و بمجرد استلام الطرف الثاني مبلغ قدره سبعمائة الف دولار أمريكي ، تعتبر اتفاقية البيع والشراء سارية على النحو الواجب أثناء انتظار انهاء الاجراءات و إذا فشل الطرف الثاني في الاستمرار في المضي قدمًا لاستكمال الاجراءات فسوف يقوم اعادة المبالغ المستلمة كاملة بالاضافة الى دفع تعويضًا قدره سبعمائة الف دولار أمريكي للطرف الاول .

المادة (15):- -من المعلوم للطرفين ان الفريق الثاني قدم كفالة بنكية لوزارة العمل غايات احضار العمال بقيمة 75000 دينار اردني (خمس وسبعون الف دينار اردني) وسيقوم الفريق الاول بالاحتفاظ بهذه الكفالة وتعويض الفريق الثاني بنفس قيمة هذه الكفالة

ومن المعلوم للطرفين ان الفريق الثاني قدم كفالة بقيمه 90000 دينار اردني (تسعون الف دينار اردني) لصالح دائر الجمارك الاردنية لغايات الاستيراد والتصدير ، اتفق الطرفين ان الفريق الاول لا يرغب بالاحتفاظ بهذه الكفالة وان على الفريق الثاني القيام بكل ما يلزم لتسديد قيود هذه الكفالة وجميع البيانات الجمركية التي تخص هذه الكفاله وهو ملزم بكل ما ينتج عن هذه الكفالة من رسوم وغرامات وغيرها بجميع اشكالها واسبابها ، وفي حال استطاع الفريق الثاني استكمال الاجراءات لإلغاء هذه الكفالة وحصل على المو افقات اللازمة للالغاء هذه الكفاله من دائرة الجمارك واستطاع الفريق الاول من اسرداد قيمة الكفالة فان الفريق الاول سيقوم بدفع قيمة الكفالة للفريق الثاني والتي تبلغ 90000 دينار اردني بعد ان يتم تحصيلها . وفي حال وجود اي غرامات بأي مسمى وباي شكل فإن البائع هو المسؤول عنها مسؤولية تامة . على ان يتم اعادة الكفالة باسرع وقت ممكن خلال سنتين من توقيع العقد. وفي حال لم يستطيع الطرف الثاني من تسديد هذه الكفالة وترتب عليها ايه مطالبات او مبالغ مالية لدائرة الجمارك فإن الطرف الثاني ملزم بدفعها كاملة .

المادة (16):- اتفق الطرفان على تجميد الحساب المصرفي الحالي المحتفظ به في بنك الإسكان لمدة 4 أشهر من 1 أغسطس إلى 30 نوفمبر 2021 بانتظار عائدات تنتمي إلى الطرف الثاني، وعندما يتم تحويل هذه العائدات إلى هذا الحساب سيتم اعادة تفعيل الحساب وسيتم تفويض الفريق الثاني بسحب وتحويل هذه المبالغ لحسابه الخاص.

Article (17): Contract Duplicates

This contract has been concluded at three original copy duly signed and stamped bin both Arabic and English Languages where each party has receipt one official duplicate provided that the remaining duplicates would be deposited in the company office for future reference if necessary.

Article (18) : prepaid payment .

any prepaid payments, deposits like utility deposit, prepaid rental, prepaid insurance, any worker / staff advance, any reclaim payment from Tax Dept or Social Security etc will be calculated along with prove given to first party and agreed by first party to pay this to second party after its received.

The second party agrees not to claim from first party the worker/staff visa or medical cost.

The second party agrees to pay all the rights to the workers /staff of the company up to 31st of July 2021 this includes (annual leave and salary this is to be paid on the 7th of August 2021 .

المادة (17) نسخ العقد: تم إبرام هذا العقد من ثلاثة نسخ أصلية موقعة ومختومة حسب الأصول وباللغتين العربية والانجليزية, تسلم كل طرف نسخة للعمل بموجبها، على أن تودع النسخ المتبقية بمقر الشركة للرجوع إليها عند الاقتضاء.

المادة(18):المبالغ المدفوعة مسبقا

جميع المبالغ المدفوعه مسبقا من قبل الطرف الثاني مثل رسوم اشتراك الخدمات والايجار ات التي سيتم اعادة قيمتها و اي رديات من الضريبة او من الضمان سيتم اثباتها بدليل وبايصالات وسيقوم الطرف الاول باعادة قيم هذه المبالغ بعد استلامها من الجهات المختصه للفريق الثاني .

و افق الطرف الثاني بعدم مطالبة الفريق الاول باية قيم لرسوم الاستقدام او الفحوصات الطبية لعمال الشركة .

و افق الطرف ثاني على دفع كافة مستحقات عمال / اداريين الشركة لغاية 2021/7/31 (بدل اجازات،رو اتب) ويكون الدفع بتاريخ 2021/8/7

الطرف الأول (المشتري)　　　الطرف الثاني (البائعين)

Date : 24th of June 2021

Signed : (Imran Haroon Mohamad)

For and on behalf of Second Party MK Garments MFG Co.Jordan

Signed : (Eric Tang)

For and on behalf of First Party Jerash Garments & Fashions Manufacturing Co.Ltd

2021 / 6 / 27